UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2014

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 25, 2014, ScanSource, Inc. (the “Company”) entered into amended and restated employment agreements (each, an “Amended and Restated Employment Agreement,” and collectively, the “Amended and Restated Employment Agreements”) with each of Michael L. Baur, the Company’s Chief Executive Officer, Charles Mathis, the Company’s Senior Vice President and Chief Financial Officer, Gerald Lyons, the Company’s Senior Vice President of Finance and Principal Accounting Officer, and John J. Ellsworth, the Company’s Vice President, General Counsel and Corporate Secretary (each such individual, an “Executive,” and collectively, the “Executives”). The Amended and Restated Employment Agreements replace each Executive’s current employment agreement, which expire June 30, 2014. The Amended and Restated Employment Agreements become effective July 1, 2014 and each has a term of three years. The following discussion describes the material terms of the Amended and Restated Employment Agreements.

Mr. Baur’s Amended and Restated Employment Agreement provides for, among other things, (i) a base salary of $850,000 per year; (ii) an annual variable compensation opportunity of a maximum amount of 150% of his base salary based upon performance and the attainment of performance goals set by the Compensation Committee; (iii) consideration for inclusion in the Company’s annual equity grant; and (iv) the opportunity to participate in the Company’s Nonqualified Deferred Compensation Plan by deferring up to 50% of compensation eligible for deferral under such plan, with a match of 50% of deferred amounts to be made by the Company, up to a maximum of $200,000 per year. In addition, as a one-time benefit to Mr. Baur, at the end of each fiscal year of Mr. Baur’s agreement, the Company will make a $600,000 payment to Mr. Baur’s deferred compensation account for retirement funding.

Mr. Mathis’ Amended and Restated Employment Agreement provides for, among other things (i) a base salary of $380,000 per year; (ii) an annual variable compensation opportunity of a maximum amount of 70% of his base salary based upon performance and the attainment of performance goals set by the Compensation Committee; (iii) a grant of performance- and service-based restricted stock units with a target value of $300,000 ($100,000 per year for each of the 3 years of the award); (iv) consideration for inclusion in the Company’s annual equity grant; and (v) the opportunity to participate in the Company’s Nonqualified Deferred Compensation Plan by deferring up to 25% of compensation eligible for deferral under such plan, with a match of 30% of deferred amounts to be made by the Company on the first 15% of compensation. Mr. Mathis’ new title pursuant to his Amended and Restated Employment Agreement will be Executive Vice President and Chief Financial Officer.

Mr. Lyons’ Amended and Restated Employment Agreement provides for, among other things, (i) a base salary of $250,000 per year; (ii) an annual variable compensation opportunity of a maximum amount of 20% of his base salary based upon performance and the attainment of performance goals set by the Compensation Committee; (iii) a grant of performance- and service-based restricted stock units with a target value of $75,000 ($25,000 per year for each of the 3 years of the award); (iv) consideration for inclusion in the Company’s annual equity grant; and (v) the opportunity to participate in the Company’s Nonqualified Deferred Compensation Plan by deferring up to 25% of compensation eligible for deferral under such plan, with a match of 30% of deferred amounts to be made by the Company on the first 15% of compensation.

Mr. Ellsworth’s Amended and Restated Employment Agreement provide for, among other things, (i) a base salary of $350,000; (ii) an annual variable compensation opportunity of a maximum amount of 55% of his base salary based upon performance and the attainment of performance goals set by the Compensation Committee; (iii) a grant of performance- and service-based restricted stock units with a target value of $150,000 ($50,000 per year for each of the 3 years of the award); (iv) consideration for inclusion in the Company’s annual equity grant; and (v) the opportunity to participate in the Company’s Nonqualified Deferred Compensation Plan by deferring up to 25% of compensation eligible for deferral under such plan, with a match of 60% of deferred amounts to be made by the Company on the first 25% of compensation, up to a maximum of $75,000. Mr. Ellsworth’s new title pursuant to his Amended and Restated Employment Agreement will be Executive Vice President, General Counsel and Corporate Secretary.

The Executives’ variable compensation opportunities are each based upon the performance and attainment of performance goals to be established annually by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The primary measurements of performance used are operating income and return on invested capital, each of which aligns executive and shareholder interests and is considered to have a strong correlation with shareholder value creation. The Executives’ annual equity award opportunities are each subject to the Committee’s discretion and the terms of the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”) and related equity award agreements. In addition, the grants of performance-and service-based restricted stock units are subject to performance, service, and other terms and conditions established by the Committee, including the extent to which any such award is earned, if at all, and the terms of the 2013 Plan.

The Amended and Restated Employment Agreements also provide that if the Executive’s employment is terminated by the Company without cause, or if the Executive resigns for good reason, the Company will be required to pay or provide the Executive’s base salary earned through the date of termination. In addition, the Company will also be required to pay to the Executive in such instances any other amounts or benefits the Executive is eligible to receive under any plan, program or policy, or practice in accordance with their terms. In such instances, the Company will also be required to provide severance benefits (“Severance Benefits”) to the Executive, subject to the Executive’s execution of a Release in a form provided in the Amended and Restated Employment Agreements, consisting of a single year of compensation equal to one times the average annual base salary and variable compensation earned by the Executive, including any amounts earned but deferred, in the last three fiscal years prior to the termination (the “Average Compensation Amount”) less withholdings, and an additional amount equal to 1/12 times the Average Compensation Amount times the number of years beyond ten years the Executive was consecutively employed by the Company, with a maximum additional amount equal to two times the Average Compensation Amount for all Executives, except Mr. Baur whose maximum payment is three times the Average Compensation Amount. In the event the termination occurs within 12 months after or prior to and in contemplation of certain change in control events, the Executive will receive two and one half times their Average Compensation Amount (or in the case of Mr. Baur, three times) and no additional amounts based on years of service. In addition, in such event, the Executive would be entitled to receive a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the Executive. For a period of up to twenty-four months following the date of such a termination (or in the case of Mr. Baur, until he attains 65 years of age), the Executives shall be entitled to participate in the Company’s medical and dental plans, with the Executive paying the full premium charged for such coverage subject to the terms of the Amended and Restated Employment Agreements. Upon the attainment of age 65, until age 80, the Company will provide funding for a Medicare supplemental policy for Mr. Baur substantially identical to coverage provided under the Company health care plan.

If the Executive’s employment is terminated for cause or if the Executive voluntarily terminates his employment during the term of the agreement, other than for good reason, the Company will only be obligated to provide any accrued amounts payable on the Executive’s annual base salary or any other amounts not previously paid, but earned by the Executive as of the date of termination, and benefits under other plans in accordance with their terms. If the Executive dies, becomes disabled, or retires during the term of the agreement, the Company will only be obligated to provide any accrued amounts payable on the Executive’s annual base salary or any other amounts not previously paid, but earned by the Executive as of the date of termination, and receive a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the Executive, and benefits under other plans in accordance with their terms.

If the Company does not renew the Amended and Restated Employment Agreements, or enter into a new employment agreement with the same or similar terms within 60 days after the end of the Employment Period, the Executive is given the right to either: (i) voluntarily resign from employment with the Company as of the end of the term of his Amended and Restated Employment Agreement and receive an amount equal to one times the highest combined annual base salary and variable compensation earned by Executive from the Company, including any such amounts earned but deferred, in the last three fiscal years before the Employment Period End Date, or (ii) elect to continue employment with the Company on an at-will basis for a maximum of one year following the end of the term of the Amended and Restated Employment Agreement and receive the same salary and incentive compensation opportunity as in effect during the last year of such term.

In addition, the Amended and Restated Employment Agreements require each Executive not to, during the term of his employment and for a period of two years following the termination of the Executive’s employment: (a) disclose or use the Company’s confidential information or trade secrets; (b) compete with the Company; (c) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; or (d) solicit employees to leave the Company. In addition, the Company and each Executive agree not to disparage each other during the term of employment or for a period of five years thereafter. If an Executive breaches or threatens to breach such restrictions on conduct, the Company may immediately cease any severance benefits or refuse such payment and shall be entitled to recover from any such Executive any amounts previously paid as a severance benefit.

The Executive’s receipt of severance benefits will be subject to the Executive’s execution of a release of claims in a form customarily used by the Company upon a senior executive officer’s termination of employment.

The Amended and Restated Employment Agreements provide that the Executive shall be subject to the Company’s Compensation Recovery Policy (clawback policy) and Stock Ownership and Retention Policy.

Each Executive is also afforded other benefits in connection with their employment with the Company and pursuant to the Amended and Restated Employment Agreements, including but not limited to life insurance, long-term disability, and short-term disability.

On June 25, 2014, as the result of the attainment of performance goals, the Committee approved cash bonuses to Mr. Lyons and Mr. Ellsworth in the amounts of $15,000 and $100,000, respectively, and an equity grant to Mr. Ellsworth with a value of $75,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: June 26, 2014	By:	/s/ John J. Ellsworth
	Name:	John J. Ellsworth
	Its:	Vice President, General Counsel and Corporate Secretary

5